     As filed with the Securities and Exchange Commission on October 2, 1997

Registration No.
333-
=================================================================
==============
===========
                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549
                             -------------------------
                                    FORM S-8
                              REGISTRATION STATEMENT
                          UNDER THE SECURITIES ACT OF 1933
                             -------------------------
                            BAY VIEW CAPITAL CORPORATION
                  (Exact name of registrant as specified in its

                        charter)
          Delaware
94-3078031
(State or other jurisdiction of                  (I.R.S. Employer
Identification No.)
  incorporation or organization)

1840 Gateway Drive, San Mateo, California  94404
(Address of principal executive offices)
(Zip Code)

                            BAY VIEW CAPITAL CORPORATION
              AMENDED AND RESTATED 1995 STOCK OPTION AND
INCENTIVE PLAN
                              (Full title of the plan)
                            --------------------------
                              ROBERT J. FLAX, ESQ.
                            Executive Vice President,
                         General Counsel and Secretary
                          Bay View Capital Corporation
                              1840 Gateway Drive
                         San Mateo, California  94404
                     (Name and address of agent for service)
                                (415) 573-7300
           (Telephone number, including area code, of agent for
                                     service)
                         Copy of all communications to:
                          CHRISTOPHER R. KELLY, P.C.
                             CRAIG M. SCHEER, ESQ.
                        Silver, Freedman & Taff, L.L.P.
       (a limited liability partnership including professional
                                 corporations)
                           1100 New York Ave., N.W.
                           Washington, D.C.  20005
                               (202) 414-6100

                       CALCULATION OF REGISTRATION FEE
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===========

                                    Proposed maximum Proposed
maximum
Title of securities    Amount to be  offering price     aggregate
 Amount of
to be registered   registered(1)  per share(2)   offering
price(2) registration
fee(2)
-----------------------------------------------------------------
--------------
-----------
Common Stock, par value
$.01 per share        1,750,000 shares  $26.94     $47,136,675
 $14,284

=================================================================
===========
(1)  Pursuant to Rule 416 under the Securities Act of 1933, as amended, this
Registration Statement covers, in addition to the number of
shares set forth
above, an indeterminate number of shares which, by reason of certain events
specified in the Plan, may become subject to the Plan.
(2)  Estimated in accordance with Rule 457(h), solely for the purpose of
calculating the registration fee. The proposed maximum offering price per share
represents the weighted average of the (i) weighted average
exercise price per
share, with respect to shares subject to outstanding options that were granted
at fair market value, and (ii) average of the high and low price per share of
that class on the Nasdaq National Market on September 26, 1997, with respect to
shares that are not subject to outstanding options.


    The purpose of this Registration Statement on Form S-8 is to register additional shares of the common stock, par value $.01 per share, of Bay View
Capital Corporation (the "Company"), authorized for issuance under the
Company's Amended and Restated 1995 Stock Option and Incentive
Plan (the
"Plan"). The contents of the Company's previously filed Registration Statement on Form S-8 (File No. 33-95726) relating to the Plan (the
"Initial Registration
Statement") are incorporated herein by reference, except for Item
8 of Part II
of the Initial Registration Statement. Requests for items incorporated by reference pursuant to Item 3 of Part II of the Initial
Registration Statement
(incorporated herein by reference)  should be directed to Robert
J. Flax,
Executive Vice President, General Counsel and Secretary, 1840
Gateway Drive,
San Mateo, California 94404, telephone number (415) 573-7300.

Item 8.  Exhibits.
         ---------

      Regulation
          S-K                               Reference to Prior
        Exhibit                              Filing or Exhibit
         Number          Document           Number Attached
Hereto
      ----------    --------------------   ----------------------
        4           Instruments Defining
                    the Rights of Securities
                    Holders, Including
                    Indentures:

                    (1) Certificate of              *
                    Incorporation of Bay View
                    Capital Corporation

                    (2) Bylaws of Bay View          **
                    Capital Corporation

                    (3) Specimen form of            ***
                    common stock certificate
                    of Bay View Capital
                    Corporation

                    (4) Stockholder Protection      ****
                    Rights Agreement, dated
                    July 31, 1991 (the "Rights
                    Agreement")

                    (5) First Amendment to the       ****
                    Rights Agreement, dated
                    February 25, 1993

                    (6) Form of Rights Certificate   ****
                    and of Election to Exercise
                    (included as Exhibit A
                    to the Rights Agreement)

                    (7) Bay View Capital Corporation *****
                    Amended and Restated 1995
                    Stock Option and Incentive
                    Plan

        5           Opinion of Silver,            Attached as
                    Freedman & Taff, L.L.P.       Exhibit 5

       15           Letter re unaudited financial
                    information.                   Not Applicable

       23.1         Consent of Silver,
                    Freedman & Taff, L.L.P.

                   (Included in Exhibit 5) Contained in Exhibit 5

      23.2         Consent of Deloitte &
                   Touche LLP            Attached as Exhibit 23.2

      24           Power of Attorney       Contained on Signature
                                                    Page

* Filed as an exhibit to the Company's Registration Statement on
    Form S-3 (File No. 333-29757) dated June 20, 1997 and hereby incorporated by reference in accordance with Item 601 of Regulation S-K.

** Filed as an exhibit to the Company's Current Report on Form 8-K (File No. 0-17901) dated January 10, 1994 and hereby incorporated by reference in accordance with Item 601 of Regulation S-K.

*** Filed as an exhibit to the Company's Registration Statement on
    Form S-8 (File No. 33-41924) dated July 23, 1991 and hereby incorporated by reference in accordance with Item 601 of Regulation S-K.

****Filed as an exhibit to the Company's Registration Statement on
    Form 8-A (the second amendment to the Company's Form 8-A filed on August 6, 1990) (File No. 0-17901) dated March 8, 1993 and hereby incorporated by reference in accordance with Item 601 of Regulation S-K.

*****Filed as an exhibit to the Company's Annual Report on Form
     10-K for the fiscal year ended December 31, 1996, as amended on Form 10-K on June 27, 1997 and hereby incorporated by reference in accordance with Item 601 of Regulation S-K.

/TABLE

                         SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Mateo, State of California, on October 1,
1997.


                       BAY VIEW CAPITAL CORPORATION




                       By:/s/ Edward H. Sondker
                          -----------------------------
                          Edward H. Sondker, President,
                          Chief Executive Officer
                          (Duly Authorized Representative)



    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward H. Sondker his/her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the
Securities and Exchange Commission, granting unto said attorney-in- fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all said attorney-in-fact and agent or his substitutes or substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

By:/s/ Edward H. Sondker      By:/s/ John R. McKean
   --------------------------    -----------------------------
   Edward H. Sondker,            John R. McKean, Chairman of
   President, Chief the Board
   Executive Officer and
   Director (Principal
   Executive Officer)


Date: October 1, 1997          Date: October 1, 1997
     ------------------------      ---------------------------


By:/s/David A. Heaberlin      By:/s/ Paula R. Collins
   --------------------------    -----------------------------
   David A. Heaberlin,           Paula R. Collins, Director
   Executive Vice President and
   Chief Financial Officer
   (Principal Accounting and
   Financial Officer)


Date: October 1, 1997          Date: October 1, 1997
    -------------------------      ---------------------------

By:/s/ Roger K. Easley        By:/s/ Angelo J. Siracusa
   --------------------------   ------------------------------
   Roger K. Easley, Director    Angelo J. Siracusa, Director


Date: October 1, 1997          Date: October 1, 1997
     ------------------------      ---------------------------


By:/s/ Thomas M. Foster       By:/s/ Richard J. Quinlan
   --------------------------    -----------------------------
   Thomas M. Foster, Director    Richard J. Quinlan, Director


Date: October 1, 1997          Date: October 1, 1997
   --------------------------       --------------------------


By:/s/ Robert L. Witt         By:/s/ W. Blake Winchell
   --------------------------    -----------------------------
   Robert L. Witt, Director      W. Blake Winchell, Director


Date: October 1, 1997          Date: October 1, 1997
     ------------------------      ---------------------------